UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 14, 2015 (July 10, 2015)

U.S. ENERGY CORP.
(Exact Name of Company as Specified in its Charter)

Wyoming	0-6814	83-0205516
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer
incorporation or organization)		Identification No.)

877 North 8th West Riverton, WY		82501
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (307) 856-9271

Not Applicable
Former Name, Former Address or Former Fiscal Year, If Changed From Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 3:  Securities and Trading Markets

Item 3.01  -  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 10, 2015, U.S. Energy Corp. (the "Company") received a letter from The Nasdaq Stock Market indicating that for 30 consecutive business days the Company's common stock had not maintained a minimum closing bid price of $1.00 ("Minimum Bid Price Requirement") per share as required by Nasdaq Listing Rule 5550(a)(2).  This notice of noncompliance has had no immediate impact on the continued listing or trading of the Company's common stock on the Nasdaq Capital Market.

Under Nasdaq Listing Rule 5810(c)(3)(A), if during the 180 calendar days following the date of the notification (the "Compliance Period") ending on January 6, 2016, the closing bid price of the Company's stock is at or above $1.00 for a minimum of ten consecutive business days, the Company will regain compliance with the Minimum Bid Price Requirement and the common stock will continue to be eligible for listing on the Nasdaq Capital Market.

If the Company does not achieve compliance with the Minimum Bid Price Requirement by the end of the Compliance Period, under Nasdaq Listing Rule 5810(c)(3)(A)(ii), if on the last day of the Compliance Period, the Company is in compliance with the market value requirement for continued listing of its common stock on the Nasdaq Capital Market as well as all other listing standards for initial listing of its common stock on the Nasdaq Capital Market (other than the Minimum Bid Price Requirement), and the Company provides written notice of its intention to cure the deficiency during a second compliance period, Nasdaq may grant the Company an additional Compliance Period through July 5, 2016.

The Company intends to monitor the closing bid price of its common stock and may, if appropriate, consider implementing available options to regain compliance with the Minimum Bid Price Requirement under the Nasdaq Listing Rules.  The Company's ability to regain compliance with the Minimum Bid Price Requirement and satisfy other Nasdaq Listing Rules is subject to numerous risks and uncertainties, including but not limited to risks associated with the possibility of an extended period of low commodity prices, operational and regulatory issues and general economic conditions.

On July 14, 2015, the Company issued a press release announcing its receipt of the Nasdaq deficiency letter. A copy of the please release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Section 9:  Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

Exhibit 99.1.  Press Release dated July 14, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. ENERGY CORP.

Dated: July 14, 2015	By:	/s/ Keith. Larsen
Keith G. Larsen, CEO